EXHIBIT 99.1

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Matt Messinger – Tel. (773) 864-6850
MWW GROUP Public Relations Carreen Winters – Tel. (201) 507-9500

BALLY TOTAL FITNESS ANNOUNCES EXPIRATION OF WAIVER OF FINANCIAL
REPORTING COVENANT DEFAULT UNDER INDENTURES

RECEIVES CONSENT FROM 95.02% OF SENIOR NOTES AND 41.83% OF SENIOR
SUBORDINATED NOTES OUTSTANDING

EXTENDS CONSENT DUE DATE FOR
SOLICITATION OF WAIVER EXTENSION TO AUGUST 5, 2005

         CHICAGO, August 1, 2005 — Bally Total Fitness Holding Corporation (NYSE: BFT) today announced that the previously obtained waiver through July 31, 2005 of the financial reporting covenant default under the indentures governing its 10-1/2% Senior Notes due 2011 (the “Senior Notes”) and 9-7/8% Senior Subordinated Notes due 2007 (the “Senior Subordinated Notes”) has expired. Bally also announced that it has extended the Consent Date (as defined in Bally’s Consent Solicitation Statements dated July 13, 2005) for holders of its Senior Notes and Senior Subordinated Notes to consent to an extension of the waivers to 5:00 p.m., New York City time, on August 5, 2005.

        The Company continues to negotiate with several significant holders of Senior Subordinated Notes to reach approval of the consent.

        The record date for determining noteholders eligible to submit consents remains July 12, 2005. Noteholders who have previously submitted Letters of Consent are not required to take any further action in order to receive payment of the Initial Consent Fee in the event the Requisite Consents are received and the Initial Consent Fee becomes payable in accordance with the terms of Bally’s Consent Solicitation Statements. Noteholders who have not yet consented are asked to submit the previously distributed Letters of Consent in order to consent and receive any consent fees that may be paid by the Company.

        A condition to Bally’s obligation to accept consents with respect to a series of notes is that a requisite number of consents are received with respect to the other series of notes. Although the requisite consents have been delivered with respect to the Senior Notes, holders of a majority in aggregate principal amount of Senior Subordinated Notes have not delivered consents. As of 5:00 p.m., New York City time, on July 29, 2005, holders of: (i) $223,286,000 principal amount of the Company’s Senior Notes had delivered consents, representing approximately 95.02% of the outstanding Senior Notes; and (ii) $125,393,000 principal amount of the Company’s Senior Subordinated Notes had delivered consents, representing approximately 41.83% of the outstanding Senior Subordinated Notes.

        Although the failure to receive the requisite consents to the waiver extension with respect to the Senior Subordinated Notes results in defaults under the indentures, it does not result in an “event of default” or acceleration without the delivery to Bally of a default notice from the trustee or holders of at least 25% in the aggregate principal amount of either series of notes and the expiration of a 30-day cure period thereafter. If the defaults were not cured or waived by the expiration of such 30-day period, an “event of default” would occur, and the trustee or holders of 25% aggregate principal amount of either the Senior Notes or Senior Subordinated Notes would have the right to accelerate their respective notes at 100% of par value, plus accrued and unpaid interest thereon. In addition, Bally’s $275 million secured credit agreement provides for a cross-default 10 days after delivery of a default notice under either of the indentures. As a result, delivery of a default notice could result in acceleration of Bally’s obligations under the credit agreement and the indentures, causing over $700 million of Bally’s debt obligations to become immediately due and payable.

        Except as set forth herein, the terms of the Consent Solicitations remain the same as set forth in the Consent Solicitation Statements previously distributed to noteholders.

        As previously announced, Bally has retained Deutsche Bank Securities Inc. to serve as its solicitation agent and MacKenzie Partners, Inc. to serve as the information agent and tabulation agent for the consent solicitation. Questions concerning the terms of the consent solicitation should be directed to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Christopher White. The solicitation agent may be reached by telephone at (212) 250-6008. Requests for documents may be directed to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Attention: Jeanne Carr or Simon Coope. The information agent and tabulation agent may be reached by telephone at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The solicitation is being made solely pursuant to Bally’s Consent Solicitation Statements and the related Letters of Consent, as amended hereby. Other than as expressly set forth herein, this announcement is not a waiver of any of the terms and conditions set forth in Bally’s Consent Solicitation Statements and the related Letters of Consent and is subject thereto in all respects. Notwithstanding Bally’s solicitation of waivers, no assurance can be given that an event of default under the indentures will not occur in the future.

About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness®, Crunch Fitness(SM) , Gorilla Sports(SM), Pinnacle Fitness® , Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the existence of reporting covenant defaults under Bally’s public indentures, whether Bally can obtain waivers of those defaults from noteholders, and potential cross-defaults under Bally’s senior credit facility; the outcome of the SEC and Department of Justice investigations, the review and restatement of previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements, including any further delays; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Bally’s 2004 financial statements and the completion of Bally’s financial statements for the first and second quarters of 2005, including the effect of this or any further delays; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation (including various shareholder litigations) and the outcome thereof and the costs and expenses associated therewith; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; other than as described above, Bally’s ability to remain in compliance with, or obtain waivers under, its loan agreements and indentures; ability to satisfy the Household arbitration award; ability to maintain existing or obtain new sources of financing, on acceptable terms or at all, to satisfy the Company’s cash needs and obligations; and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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